November 20, 2008

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street NW
Washington D.C. 20549

Cc:  China Growth Development, Inc.

Re:  Letter from United International Accountancy Corp.

Dear Sir / Madam,

I, Chingtang Chang, disagree with the false statement in relates to me in the letter dated November 18, 2008 from United International Accountancy Corp. (UIAC) concerning China Growth Development, Inc.  Workpapers documenting the works that I performed for the period that was previously compensated by UIAC had been submitted electronically to the managing partner and/or preserved electronically on the server at UIAC.  Such server also preserves workpapers prepared by other previous employees of UIAC.  The server is in the possession of Lijie (Crystal) Chen, then the sole shareholder of UIAC who shut down the previous office location without providing ample time of notice to the clients and the employees, and has not resolved the unpaid payroll issues with the previous employees, including me.  I hereby reserve all legal and equitable rights.

Sincerely,

/s/ Chingtang Chang
Chingtang Chang